UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Doximity, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Doximity, Inc.
500 3rd St., Suite 501
San Francisco, CA 94107
June 15, 2022
Dear Doximity Stockholder:
We are pleased to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Doximity, Inc. (“Doximity”) for calendar year 2022, to be held on July 27, 2022 at 1:00 p.m. Pacific Time. The Annual Meeting will be held virtually via a live audio-only webcast on the internet at http://www.virtualshareholdermeeting.com/DOCS2022. As described in the Notice, there are several ways to submit your vote until July 26, 2022, at 11:59 p.m. Eastern Time, and you can also vote during the meeting in accordance with the instructions provided in the Notice.
Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of the 2022 Annual Meeting and Proxy Statement. You are entitled to vote at our Annual Meeting and any adjournments, continuations or postponements of our Annual Meeting only if you were a stockholder as of the close of business on June 1, 2022.
Thank you for your ongoing support of Doximity.
Sincerely,
Jeff Tangney
Chief Executive Officer, Director and Co-Founder
YOUR VOTE IS IMPORTANT
On or about June 15, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our Annual Meeting of Stockholders (the “Proxy Statement”) and our 2022 Annual Report on Form 10-K (“2022 Annual Report”). The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. This Proxy Statement and our 2022 Annual Report can be accessed directly at the internet address www.proxyvote.com using the control number located on your proxy card. A copy of our 2022 Annual Report and our Proxy Statement are also available on our investor relations website at https://investors.doximity.com/overview/default.aspx.
Whether or not you plan to attend the meeting, please ensure that your shares are voted at the Annual Meeting by signing and returning a proxy card or by using our internet or telephonic voting system.

Doximity, Inc.
500 3rd St., Suite 510
San Francisco, CA 94107
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 27, 2022
Notice is hereby given that Doximity, Inc. will hold its Annual Meeting of Stockholders (the “Annual Meeting”) for calendar year 2022 on July 27, 2022 at 1:00 p.m. Pacific Time via a live audio-only webcast on the internet at http://www.virtualshareholdermeeting.com/DOCS2022. As described herein, there are several ways to submit your vote until July 26, 2022, at 11:59 p.m. Eastern Time, and you can also vote during the meeting in accordance with the instructions provided herein.
We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:
•To elect two Class I directors to hold office until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal;
•To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending March 31, 2023; and
•To transact any other business that properly comes before the Annual Meeting (including adjournments, continuations, and postponements thereof).
Our board of directors recommends that you vote “FOR” the director nominees named in Proposal One and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal Two.
We have elected to provide electronic access to our Annual Meeting materials, which include the proxy statement for our Annual Meeting of Stockholders (the “Proxy Statement”) accompanying this notice, in lieu of mailing printed copies. On or about June 15, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and our 2022 Annual Report on Form 10-K (“2022 Annual Report”). The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. Our Proxy Statement and our 2022 Annual Report can be accessed directly at the internet address www.proxyvote.com using the control number located on your proxy card.
Only stockholders of record at the close of business on June 1, 2022 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement.
By Order of the Board of Directors,
Jennifer Chaloemtiarana
General Counsel and Corporate Secretary
San Francisco, California
June 15, 2022

DOXIMITY, INC.
ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

DOXIMITY, INC.
500 3rd St., Suite 510
San Francisco, CA 94107
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 27, 2022
GENERAL INFORMATION
Our board of directors (our “board”) solicits your proxy on our behalf for the Annual Meeting of Stockholders (the “Annual Meeting”) for calendar year 2022 and at any adjournment, continuation or postponement of the Annual Meeting for the purposes set forth in this proxy statement for our Annual Meeting of Stockholders (this “Proxy Statement”) and the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held virtually via a live audio-only webcast on the internet on July 27, 2022 at 1:00 p.m. Pacific Time. On or about June 15, 2022, we expect to mail our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2022 Annual Report on Form 10-K (“2022 Annual Report”). If you held shares of our Class A common stock or Class B common stock at the close of business on June 1, 2022 you are invited to attend the meeting at http://www.virtualshareholdermeeting.com/DOCS2022 and vote on the proposals described in this Proxy Statement. As described in this Proxy Statement, there are several ways to submit your vote until July 26, 2022, at 11:59 p.m. Eastern Time, and you can also vote during the meeting in accordance with the instructions provided herein.
In this Proxy Statement the terms “Doximity,” “the Company,” “we,” “us” and “our” refer to Doximity, Inc. and its subsidiaries. The mailing address of our principal executive offices is Doximity, Inc., 500 3rd St., Suite 510, San Francisco, CA 94107.

What matters are being voted on at the Annual Meeting?
You will be voting on:
•The election of two Class I directors to serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified;
•A proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending March 31, 2023; and
•Any other business as may properly come before the Annual Meeting.

How does the board recommend that I vote on these proposals?
Our board recommends a vote:
•“FOR” the election of Jeffrey Tangney and Kira Wampler as Class I directors; and
•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending March 31, 2023.

Who is entitled to vote?
Holders of either class of our common stock at the close of business as of June 1, 2022, the record date for our Annual Meeting (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 110,466,642 shares of our Class A common stock and 83,022,658 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are sometimes collectively referred to in this Proxy Statement as our “common stock.”
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote by internet during the meeting or vote through the internet, by telephone or, if you request or receive paper proxy materials by mail, by filling out and returning the proxy card. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank or nominee. You can also choose to vote your shares before the Annual Meeting by internet or telephone or by internet during the Annual Meeting, in each case by using the 16-digit control number, which is in the instructions accompanying your proxy materials, if your broker, bank or nominee makes those instructions available. Beneficial owners are also invited to attend the Annual Meeting.

What do I need to be able to attend the Annual Meeting online?	We will be hosting our Annual Meeting via live audio-only webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/DOCS2022. The webcast (and your opportunity to vote online, if you did not submit your vote in advance or if you wish to change your vote) will start promptly at 1:00 p.m. Pacific Time on July 27, 2022. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Pacific Time and you should allow sufficient time for the check-in procedures. Stockholders may vote while attending the Annual Meeting online, although we urge you to vote before the meeting using this proxy for efficiency of administration. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your proxy card. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

What if I have technical difficulties or trouble accessing the Annual Meeting?	If you encounter any technical difficulties with accessing the audio-only webcast during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

How many votes are needed for the approval of each proposal?
Proposal One. The election of directors requires a plurality of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director.
Proposal Two. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our year ending March 31, 2023 requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal.

What is the quorum requirement?	A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our bylaws and Delaware law. The presence, in person or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote on the Record Date will constitute a quorum at the Annual Meeting. Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote for the purposes of determining a quorum.

How do I vote?
If you are a stockholder of record, there are four ways to vote:
(1)by internet at proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on July 26, 2022 (have your Notice and proxy card in hand when you visit the website);
(2)by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on July 26, 2022 (have your Notice and proxy card in hand when you call);
(3)by marking, signing, and dating your proxy card and mailing it to Doximity, Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 (if you received printed proxy materials). Your proxy card must be received at the above location before 11:59 p.m. Eastern Time on July 26, 2022; or
(4)by internet during the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at proxyvote.com.
In order to be counted, proxies submitted by telephone or internet must be received by 11:59 p.m. Eastern Time on July 26, 2022. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.
If you are a street name stockholder, please follow the instructions from your broker, bank or other nominee to vote by internet, telephone or mail before the meeting, or by internet during the Annual Meeting, in each case by using the 16-digit control number, which is in the instructions accompanying your proxy materials, if your broker, bank or nominee makes those instructions available.

Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy by:
•notifying our Corporate Secretary, in writing, at Doximity, Inc., 500 3rd St., Suite 510, San Francisco, CA 94107. Such notice must be received at the above location before 11:59 p.m. Eastern Time on July 26, 2022;
•voting again using the telephone or internet before 11:59 p.m. Eastern Time on July 26, 2022 (your latest telephone or internet proxy is the one that will be counted); or
•attending and voting during the Annual Meeting. Simply logging into the Annual Meeting will not, by itself, revoke your proxy.
If you are a street name stockholder, you may revoke any prior voting instructions by contacting your broker, bank or other nominee or by attending the Annual Meeting and voting by internet during the meeting by using the 16-digit control number, which is in the instructions accompanying your proxy materials, if your broker, bank or nominee makes those instructions available.

What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board. Jeffrey Tangney, Anna Bryson, and Jennifer Chaloemtiarana have been designated as proxy holders by our board. When proxies are properly granted, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, continued or postponed, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

What is the effect of abstentions and broker non-votes?
Votes withheld from any nominee, abstentions and “broker nonvotes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” have no effect on the election of directors. Abstentions have the same effect as a vote “against” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending March 31, 2023.
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our year ending March 31, 2023. Absent direction from you, your broker will not have discretion to vote on Proposal One (election of directors), which is a “non-routine” matter.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our 2022 Annual Report, primarily via the internet. On or about June 15, 2022, we mailed to our stockholders a Notice that contains instructions on how to access our proxy materials on the internet, how to vote at the meeting and how to request printed copies of the proxy materials and our 2022 Annual Report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of our annual meetings of stockholders.

Where can I find the voting results of the Annual Meeting?	We will announce preliminary results at the Annual Meeting. We will also disclose final results by filing a Current Report on Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

How are proxies solicited for the Annual Meeting?	Our board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at:
Doximity, Inc.
Attention: Corporate Secretary
500 3rd St., Suite 510
San Francisco, CA 94107
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the Annual Meeting, our Corporate Secretary must receive the written proposal at our principal executive offices not later than February 15, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Doximity, Inc.
Attention: Corporate Secretary
500 3rd St., Suite 501
 San Francisco, CA 94107
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for the 2023 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•not earlier than February 15, 2023; and
•not later than the close of business on March 17, 2023
In the event we hold the 2023 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by the Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such annual meeting is first made.
If a stockholder who has notified us of an intention to present a proposal at an annual meeting of stockholders does not appear to present such proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
Holders of our common stock may propose director candidates for consideration by our nominating and governance committee. Any such recommendations must include the nominee’s name and qualifications for membership on our board and be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Corporate Governance.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, a stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our bylaws is available via the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

What does being an “emerging growth company” mean?
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These provisions include:
•an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;
•an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
•reduced disclosure about our executive compensation arrangements; and
•exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements.
We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities and (iv) the last day of the fiscal year ending after the fifth anniversary of the completion of our initial public offering (our “IPO”). We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. In addition, under the JOBS Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to avail ourselves of this extended transition period for complying with new or revised accounting standards. Accordingly, we will not be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”
Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

Why is this Annual Meeting being held virtually?
We are hosting this meeting virtually at http://www.virtualshareholdermeeting.com/DOCS2022 in order to provide ease of access, real-time communication and cost savings for our stockholders and our Company. Hosting a virtual meeting provides easy access for our stockholders and facilitates participation since stockholders can participate from any location around the world.

PROPOSAL ONE:
ELECTION OF DIRECTORS
Number of Directors; Board Structure
Our board is divided into three staggered classes of directors. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class I directors expires at the Annual Meeting. The term of the Class II directors expires at the 2023 annual meeting and the term of the Class III directors expires at the 2024 annual meeting. After the initial terms expire, directors are expected to be elected to hold office for a three-year term or until the election and qualification of their successors in office.
Nominees
Our board has nominated Mr. Jeffrey Tangney and Ms. Kira Wampler for re-election as Class I directors to hold office until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal. Each of the nominees is a current Class I director and member of our board and has consented to serve if elected.
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by our present board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on our board. Our board may fill such vacancy at a later date or reduce the size of our board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.
Recommendation of our Board
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.
The biographies of each of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused our board to determine that the person should serve as a director of the Company. In addition to the information presented below regarding each nominee’s and continuing director’s specific experience, qualifications, attributes and skills that led our board to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our board. Finally, we value our directors’ diversity and experience in relevant areas of business management and on other boards and board committees.
Our corporate governance guidelines also dictate that a majority of our board be comprised of directors whom our board has determined are “independent” directors under the published listing requirements of the New York Stock Exchange (“NYSE”).

Directors
The following table sets forth information regarding our directors, including their ages, as of June 1, 2022:

Name	Age	Positions and Offices Held with the Company	Class
Employee Directors:
Jeffrey Tangney	49	Chief Executive Officer and Director	I

Non-Employee Directors:
Kevin Spain (1)(2)	50	Director	II
Gilbert Kliman (2)(3)	63	Director	III
Regina Benjamin (1)(3)	65	Director	III
Kira Wampler (2)(3)	49	Director	I
Tim Cabral (1)	55	Director	II
____________
(1)Member of the audit committee.
(2)Member of the compensation committee.
(3)Member of the nominating and governance committee.
Class I Director Nominees
Jeffrey Tangney. Mr. Tangney is our co-founder and has served as our Chief Executive Officer and as a member of our board of directors since our inception in April 2010. Jeffrey Tangney co-founded Epocrates, Inc., a mobile medical reference app company, in June 1999, and held various management positions at Epocrates through March 2010, most recently as its president and chief operating officer, as well as executive vice president of sales and marketing, since September 2005. From June 1993 to August 1997, Mr. Tangney served as a manager of ZS Associates, a consulting firm. Mr. Tangney holds a B.S. in Economics and Math from the University of Wisconsin-Madison and an M.B.A. from the Stanford Graduate School of Business.
We believe Mr. Tangney is qualified to serve as a member of our board of directors because of the perspective and experience he brings as our Chief Executive Officer.
Kira Wampler. Ms. Wampler has served as a member of our board of directors since March 2020. Ms. Wampler has served as venture chair of Redesign Health Inc., a private investment firm and healthcare innovation platform, since February 2020. From November 2016 to March 2019, Ms. Wampler served as the chief executive officer of Art.com Inc., a private art retailer company, during which time she led the company through its acquisition by Walmart Inc. From December 2014 to November 2016, Ms. Wampler served as the chief marketing officer of Lyft, Inc., a mobile ride-sharing app. Ms. Wampler also previously served as chief marketing officer of Trulia, Inc., a private real estate listing company, from November 2013 to November 2014. Ms. Wampler has served on the boards of directors of private companies including Candid Care Co. since September 2019, Personal Capital Corporation from March 2019 to August 2020, and Healthline Media, Inc. from March 2019 to August 2019. Ms. Wampler holds a B.S. in Foreign Services from Georgetown University School of Foreign Services, where she majored in History and Diplomacy, and an M.B.A. from the Fuqua School of Business at Duke University.
We believe Ms. Wampler is qualified to serve on our board of directors because of her extensive experience advising technology companies as both a director and executive.
Continuing Members of the Board of Directors
Kevin Spain. Mr. Spain has served as a member of our board of directors since March 2011. Since March 2011, Mr. Spain has served as general partner of Emergence Capital Partners, a venture capital firm, and served as a principal of Emergence Capital Partners from September 2006 to March 2011. Prior to joining Emergence Capital Partners, Mr. Spain was a member of the corporate development group of Microsoft Corporation, a computer software company, from June 2003 to May 2006, and a member of the corporate development group of Electronic Arts Inc., a game software content and services company, from September 2000 to May 2003. Mr. Spain was previously co-founder and chief executive officer of Madison.com, Inc., which provided a hosted marketing management solution for small and medium sized companies. Mr. Spain served on the board of directors of Veeva Systems Inc., a public cloud-computing company, from May 2008 to July 2014. Mr. Spain currently serves on the board of directors of several privately held companies. Mr. Spain holds a B.A. in Business Administration from the University of Texas at Austin and an M.B.A. from The Wharton School of the University of Pennsylvania.

We believe Mr. Spain is qualified to serve on our board of directors because of his extensive industry experience and his experience advising other public companies.
Regina Benjamin, M.D. Dr. Benjamin has served as a member of our board since September 2020. Dr. Benjamin is currently the founder and chief executive officer of, and is a practicing physician at, BayouClinic, Inc., since January 1990. Dr. Benjamin was appointed as the 18th United States Surgeon General by President Barack Obama in July 2009 and served in that role from November 2009 to August 2013. In addition, Dr. Benjamin has approximately 30 years of experience as a practicing family physician. Dr. Benjamin has served as the founder and chief executive officer of the BayouClinic/Gulf States Health Policy Center since 1990, and as the NOLA.com/Times Picayune Endowed Chair in Public Health Sciences at Xavier University of Louisiana since September 2013. Dr. Benjamin currently serves as a member of the boards of directors of each of the Oak Street Health, Inc., a public healthcare services company, since October 2020, Ascension Health Alliance, a private healthcare company, since June 2014, Computer Programs and Systems, Inc., a public technology company, since November 2017, and Kaiser Foundation Hospitals and Health Plan since June 2015. Dr. Benjamin also serves on the advisory board of HealthQuest Capital, a private growth capital firm, since May 2020. Dr. Benjamin served on the board of directors of Alere Inc., a public medical device company, from December 2013 to July 2015, as a member of the March of Dimes Board of Trustees from June 2014 to June 2019, Diplomat Pharmacy, Inc., a public company providing specialty pharmacy services, prior to its acquisition by OptimRx, April 2017 to 2015, and as a member of ConvaTec Group plc, a public medical products and technologies company, from August 2017 to May 2022. Dr. Benjamin holds a B.S. in Chemistry from Xavier University of Louisiana, an M.D. from the University of Alabama at Birmingham, and an M.B.A from Tulane University.
We believe Dr. Benjamin is qualified to serve on our board of directors because of her extensive experience in both business and practice as a medical doctor and her experience advising other public companies.
Tim Cabral. Mr. Cabral has served as a member of our board of directors since September 2020. From February 2010 to September 2020, Mr. Cabral served as chief financial officer for Veeva Systems Inc., or Veeva, a public cloud-computing company, during which time the company launched its initial public offering. From February 2008 to February 2010, Mr. Cabral served as chief financial officer and chief operations officer for Modus Group, LLC, a private a wireless solutions and services company, and served as chief financial officer and vice president of operations for Agistics, Inc., a private employee management services company, from March 2005 to June 2007. Prior to its acquisition by Oracle Corporation, Mr. Cabral spent more than seven years at PeopleSoft, Inc., a computer technology company, beginning in November 1997, where he held various positions, including vice president of products & technology finance from June 1999 to January 2005 and senior director of corporate financial planning and analysis from November 1997 to June 1999. Mr. Cabral has served on the board of directors of ServiceTitan, Inc. a private cloud-based home services company, since December 2019, on the board of directors of Veeva since January 2022, and on the board of Singlestore, Inc. a cloud database company, since March 2021. Mr. Cabral previously served on the board of directors of Apttus Corporation, a private software provider, from October 2017 to October 2018, when it was acquired by Thoma Bravo. Mr. Cabral holds a B.S. in Finance from Santa Clara University and an M.B.A. from the Leavey School of Business at Santa Clara University.
We believe Mr. Cabral is qualified to serve on our board of directors because of his previous experience in a lead role of a company during its initial public offering and management thereafter.
Gilbert Kliman, M.D. Dr. Kliman has served as a member of our board of directors since October 2011. Dr. Kliman has served as managing director of InterWest Partners, a venture capital firm, since February 1999, and as a venture partner since November 1996. Since June 2020, Dr. Kliman has served on the board of directors of STAAR Surgical Company, a public medical device company. Since March 2020, Dr. Kliman has served on the board of directors of Glaukos Corporation, a public medical technology and pharmaceutical company, and previously served as a member of the Glaukos board of directors from January 2007 until his resignation in August 2019 in connection with Glaukos’ acquisition of Avedro, Inc., or Avedro, a private pharmaceutical and medical technology company. Dr. Kliman served as a member of Avedro’s board of directors from December 2015 to August 2019. Dr. Kliman also served on the board of directors of Restoration Robotics (acquired by Venus Concept Inc.) from July 2007 to November 2019. Dr. Kliman is a board-certified ophthalmologist and completed a retina research fellowship at Massachusetts Eye and Ear Infirmary and residency training at Wills Eye Hospital. Dr. Kliman holds a B.A. from Harvard University, an M.D. from the University of Pennsylvania, and an M.B.A. from the Stanford Graduate School of Business.
We believe Dr. Kliman is qualified to serve on our board of directors because of his experience in both business and practice as a medical doctor, and his experience advising other public companies.

CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our board, which is elected by our stockholders. In carrying out its responsibilities, our board selects and monitors our top management, provides oversight of our financial reporting processes, and determines and implements our corporate governance policies.
Our board and management team are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals. To that end, during the past year, our management periodically reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), SEC rules and NYSE Listed Company Manual standards.
Besides verifying the independence of the members of our board and committees (which is discussed in the section titled “Independence of Our Board of Directors”), at the direction of our board, we also:
•Periodically review and make necessary changes to the charters for our audit, compensation, and nominating and governance committees;
•Establish disclosures control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;
•Have a procedure for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters in place; and
•Have a code of conduct that applies to our employees, officers and directors, including our chief executive officer, president, chief financial officer, and other executive and senior financial officers.
In addition, we have adopted a set of corporate governance guidelines. Our nominating and governance committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to our board concerning corporate governance matters. A copy of our corporate governance guidelines can be found on our investor relations website at https://investors.doximity.com/governance/governance-documents/default.aspx. Our corporate governance guidelines address such matters as:
•Director Independence - Independent directors must constitute at least a majority of our board;
•Monitoring Board Effectiveness - Our board must conduct an annual self-evaluation of our board and its committees;
•Board Access to Independent Advisors - Our board as a whole, and each of its committees separately, have authority to retain independent experts, advisors or professionals as each deems necessary or appropriate; and
•Board Committees - All members of the audit, compensation, and nominating and governance committees are independent in accordance with applicable NYSE Listed Company Manual requirements.
Independence of Our Board of Directors
As required under NYSE listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board of directors consults with the company’s counsel to ensure that the board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NYSE, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationship between each director, or any of such director’s family members, and the Company, its senior management and its independent auditors, our board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NYSE listing standards: Mr. Spain, Dr. Kliman, Dr. Benjamin, Ms. Wampler and Mr. Cabral. In making this determination, our board found that none of these directors or nominees had a material or other disqualifying relationship with the Company.
In making those independence determinations, our board took into account certain relationship and transactions that occurred in the ordinary course of business between the Company and entities with which some of its directors are or have been affiliated. See the section titled “Certain Relationships and Related Party Transactions” for information about related party transactions involving members of our board or their affiliates.
Board Leadership Structure
The Company’s Board of Directors is currently chaired by the Chief Executive Officer of the Company, Mr. Tangney.
The Company believes that combining the positions of Chief Executive Officer and chairperson helps to ensure that the Board and management act with a common purpose, providing a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/chairperson is well positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a chairperson with an extensive history with and knowledge of the Company (as is the case with the Company’s Chief Executive Officer).
Our Board’s Role in Risk Oversight
Our board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic, and reputational risk.
Our board believes that open communication between our management team and our board is essential to management and oversight. Our board meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board, as well as at such other times as they deem appropriate, where, among other topics, they discuss major risk exposures, their potential impact on our business and steps we take to manage them.
While our board is ultimately responsible for risk oversight, our board committees assist our board in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee oversees and reviews the Company’s guidelines and polices that govern the process by which the Company’s exposure to risk is assessed and managed by management. More specifically, our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk assessment and risk management in the areas of internal control over financial reporting, disclosure controls and procedures, legal and regulatory compliance, liquidity risk, enterprise risk management and cybersecurity. Our audit committee also discusses and considers with our management team and Deloitte & Touche LLP the Company's major financial, operational, privacy, security, competition, regulatory, enterprise, cybersecurity, and accounting risk exposures or other exposures and the steps that the Company's management has taken to monitor and control such exposures. Our nominating and governance committee assists our board in fulfilling its oversight responsibilities with respect to the management of risk associated with our board’s organization, membership, structure, corporate governance and environmental, social and governance initiatives. Our compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full board reviews strategic and operational risk in the context of reports from our management team, receives reports on all significant committee activities at each regular meeting and evaluates the risks inherent in significant transactions.
Meetings of Our Board
In fiscal 2022, our board held seven meetings, and acted by unanimous written consent seven times. Each director attended at least 75% of all meetings of our board and the committees on which he or she served that were held during fiscal 2022. Under our corporate governance guidelines, directors are expected to spend the time needed and meet as frequently as our board deems necessary or appropriate to discharge their responsibilities. Directors are also expected to make efforts to attend our annual meeting of stockholders, all meetings of our board and all meetings of the committees on which they serve.
Code of Conduct
Our board has adopted a code of conduct that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our code of conduct is available on our investor relations website at https://investors.doximity.com/governance/governance-documents/

default.aspx. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendments to, or waiver from, a provision of our code of conduct by posting such information on the website address and location specified above. During fiscal 2022, no waivers were granted from any provision of the code of conduct.
Risks Related to Compensation Policies and Practices
As part of its oversight function, our board, and our compensation committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation, and believes that our compensation plans, including executive compensation, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.
Committees of Our Board
Our board has established an audit committee, a compensation committee, and a nominating and governance committee. The composition and responsibilities of each of the committees of our board is described below. Members serve on these committees until their resignation or until as otherwise determined by our board. Each of the audit, compensation, and nominating and governance committees operates pursuant to a separate written charter adopted by our board that is available to stockholders at https://investors.doximity.com/governance/governance-documents/default.aspx.
Audit Committee
Our audit committee consists of Messrs. Cabral and Spain and Dr. Benjamin, with Mr. Cabral serving as Chair. The Board reviews the NYSE listing standards definition of independence for audit committee members on an annual basis and has determined that all members of the audit committee meet the requirements for independence under NYSE listing standards and SEC rules and regulations. Each member of our audit committee meets the financial literacy requirements of NYSE listing standards. In addition, our board has determined that Mr. Cabral is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”). Our audit committee, among other things:
•selects a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;
•helps to ensure the independence and performance of the independent registered public accounting firm;
•discusses the scope and results of the audit with the independent registered public accounting firm and reviews, with management and the independent registered public accounting firm, our interim and year-end results of operations;
•develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviews our policies on risk assessment and risk management;
•reviews related party transactions;
•obtains and reviews a report by the independent registered public accounting firm at least annually, that describes our internal control procedures, any material issues with such procedures and any steps taken to deal with such issues; and
•approves (or, as permitted, pre-approves) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.
Our audit committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance.
Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. In fiscal 2022, our audit committee held four meetings and acted by unanimous written consent two times.

Compensation Committee
Our compensation committee consists of Mr. Spain, Dr. Kliman and Ms. Wampler, with Mr. Spain serving as Chair. All members of the compensation committee meet the requirements for independence under NYSE listing standards and SEC rules and regulations. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee is to discharge the responsibilities of our board relating to compensation of our executive officers. Our compensation committee, among other things:
•reviews, approves and determines, or makes recommendations to our board regarding, the compensation of our executive officers;
•administers our stock and equity incentive plans;
•reviews and approves, or makes recommendations to our board regarding, incentive compensation and equity plans; and
•establishes and reviews general policies relating to compensation and benefits of our employees.
Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. In fiscal 2022, our compensation committee held three meetings and acted by unanimous written consent eight times.
Compensation Committee Interlocks and Insider Participation
During fiscal 2022, Mr. Spain, Dr. Kliman and Ms. Wampler served as members of the compensation committee. None of the members of our compensation committee is or has been an officer or employee of our Company or has had any other relationship requiring disclosure herein. None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our board or compensation committee. See the section titled “Certain Relationships and Related Party Transactions” for information about related party transactions involving members of our compensation committee or their affiliates.
Nominating and Governance Committee
Our nominating and governance committee consists of Ms. Wampler, Dr. Benjamin and Dr. Kliman, with Ms. Wampler serving as Chair. All members of the nominating and governance committee meet the requirements for independence under NYSE listing standards and SEC rules and regulations. Our nominating and governance committee, among other things:
•identifies, evaluates and selects, or makes recommendations to our board regarding, nominees for election to our board and its committees;
•evaluates the performance of our board and of individual directors;
•considers and makes recommendations to our board regarding the composition of our board and its committees;
•reviews developments in corporate governance practices;
•evaluates the adequacy of our corporate governance practices and reporting; and
•develops and makes recommendations to our board regarding corporate governance guidelines and matters.
The nominating and governance committee operates under a written charter that satisfies the applicable listing requirements and rules of the NYSE. In fiscal 2022, our nominating and governance committee held two meetings.
Identifying and Evaluating Director Nominees
Our board has delegated to our nominating and governance committee the responsibility of identifying suitable candidates for nomination to our board (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in our corporate governance guidelines and the committee’s charter. Our nominating and governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the committee deems to be appropriate in the evaluation process. Our nominating and governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board. Based on the results of the evaluation process, our nominating and governance committee recommends candidates for our board’s approval as director nominees for election to our board.
Minimum Qualifications
Our nominating and governance committee uses a variety of methods for identifying and evaluating director nominees and will consider all facts and circumstances that it deems appropriate or advisable. In its identification and evaluation of director candidates, our nominating and governance committee will consider the current size and composition of our board, as well as the needs of our board and the respective committees of our board. Some of the qualifications that our nominating and governance committee consider include, without limitation, issues of character, ethics, integrity, judgment, independence, diversity, skills, education, expertise, business acumen, length of service, understanding of our business and industry, and other commitments. Although our board does not maintain a specific policy with respect to board diversity, our board believes that our board should be a diverse body, and our nominating and governance committee considers a broad range of backgrounds and experiences.
Nominees must also have proven achievement and competence in their field, the ability to exercise sound business judgment, an objective perspective, the ability to offer advice and support to our management team, and the ability to make significant contributions to our success. Nominees must also have skills that are complementary to those of our existing board, the highest ethics, a commitment to the long-term interests of our stockholders, and an understanding of the fiduciary responsibilities that are required of a director. Nominees must have sufficient time available in the judgment of our nominating and governance committee to effectively perform all board and committee responsibilities. Members of our board are expected to prepare for, attend and participate in all meetings of our board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and governance committee may also consider such other factors as it may deem, from time to time, are in the company's and our stockholders’ best interests. After completing its review and evaluation of director candidates, our nominating and governance committee recommends to our full board the director nominees for selection.
Stockholder Recommendations
Eligible stockholders may submit recommendations for director candidates to our nominating and governance committee by sending the individual’s name and qualifications to our General Counsel at Doximity, Inc., 500 3rd St., Suite 510, San Francisco, CA 94107, who will forward all recommendations to our nominating and governance committee. Any such recommendations should include the information required by our bylaws. Our nominating and governance committee will evaluate any candidates properly recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or members of our management team.
Stockholder and Interested Party Communications
Our board provides to every stockholder and interested party the ability to communicate with our board, as a whole, and with individual directors on our board through an established process for stockholder and interested party communication. A stockholder or interested party may send any communications directed to our board as a whole to our General Counsel at Doximity, Inc., 500 3rd St., Suite 510, San Francisco, CA 94107, or legal@doximity.com. If communication is directed to an individual director in such capacity as a member of our board, such communication may be sent to the attention of the individual director, care of the General Counsel at the foregoing address.
Our General Counsel, in consultation with appropriate members of our board, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board, or if none is specified, to the Chair of our board. The General Counsel will generally not forward communications if they are deemed inappropriate, consist of individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to securityholders or other constituencies of the Company, solicitations, advertisements, surveys, “junk” mail, or mass mailings.

Hedging Policy
Our Board of Directors has adopted an insider trading policy, which prohibits hedging or similar transactions designed to decrease the risks associated with holding our Class A common stock. In addition, our insider trading policy prohibits trading in derivative securities related to our Class A common stock, which include publicly traded call and put options, engaging in short selling of our Class A common stock, holding our Class A common stock in a margin account, and pledging our shares as collateral for a loan.
Environmental, Social and Governance Matters
At Doximity, we believe that active management of environmental, social and governance issues is fundamentally linked to our ability to meet our mission to help every clinician be more productive and provide better care for their patients, and to serve the long-term interests of our business and stakeholders.
Equitable, Accessible and High-Quality Healthcare, Conducted in a Secure Manner
We build tools that improve the working lives of health care providers, putting technology to work for doctors instead of the other way around, and by doing so increase patient access to care, improve care quality, and promote health equity. Our team’s commitment to supporting better health outcomes is embedded across our product portfolio.
•Our telehealth solution is designed to increase access, securely connecting patients to their doctors through an easily-identifiable caller ID for a voice visit or a text-based, single click for a video visit. There is no additional software or download required for the patient. Our telehealth features support health equity by addressing potential accessibility barriers posed by language, device and broadband connectivity. Additionally, we aim to promote patient trust by improving the ability to include family and other caregivers in a virtual setting, regardless of their physical location.
•Our newsfeed gives providers personalized and curated content, giving them access to timely updates on the latest clinical research, and disseminating relevant information more rapidly to a large and decentralized health care work force.
•Our professional network serves as a comprehensive directory of clinicians and their expertise, with communications tools that support clinical consultation and care coordination across otherwise heavily siloed health institutions.
•Our careers feature helps our members manage their careers from training through retirement, and by doing so can facilitate a more equitable distribution of health care resources, matching clinicians with jobs in areas of highest need—geographically isolated rural communities, under-resourced urban hospitals, and indigenous American reservations.

We do all of this in an environment built on the principles of data security and compliance. Our respect for laws and regulations regarding the collection and processing of personal data underlies our strategy to improve our member experience and build trust in our network and platform. We endeavor to treat our members’ data with respect and maintain member trust. We provide our members with options designed to allow them to control their data, such as allowing our members to decide which profile contact information is viewable publicly and which is accessible to new connections.

Physician information that is posted to profiles is protected with technologies such as a Web Application Firewall, Runtime Application Self-Protection, Bot Protection, Rate-Limiting, and our network employs DDoS mitigation technology to protect against attacks. All data is encrypted in transit and at rest using TLS 1.2, and protected health information is encrypted at rest using AES-256 encryption. Along with a dedicated in-house security team and contracted security researchers, we maintain a comprehensive HackerOne program for proactive vulnerability inspection of our entire offering.

In addition, our communications solutions are HIPAA compliant, providing medical professionals with a critical platform for protected communications. All Doximity employees, as well as contractors who work on our systems that facilitate healthcare communications, are required to complete HIPAA Privacy and Security along with a Data Privacy and Cyber Security training.

Our People
Driven by our mission to connect healthcare professionals and make their lives more productive, Doximity is guided by our core values to create a culture focused on solving problems (“Get Stuff Done”), innovating (“Stretch Goals”), allowing all voices to be heard (“Straight Talk”), and embracing each employee’s unique attributes (“Bring the Real You”). To engage our employees, we leverage townhalls, offsites, surveys and other channels. We help employees to continue developing their knowledge, skills and careers through training, mentorships, and professional development opportunities, and a performance management process focused on growth and career advancement. In addition to our competitive pay and high-quality benefits, our total rewards program includes equity stock incentives, an Employee Stock Purchase Plan, and bonuses.
Diversity, Equity, Inclusion and Belonging
Our diversity, equity, inclusion and belonging (DEIB) efforts are grounded in the understanding that becoming an inclusive company requires an equitable and inclusive approach across people, policies, and products. For this reason, our approach is to create a positive impact for our employees, members and community. As a health tech company and professional medical network, this understanding guides us to advance digital health equity, amplify underrepresented physician voices, and create opportunities for underrepresented communities in both medicine and technology. For our employees, we have DEIB programs that focus on i) developing a diverse candidate pool through partnerships and events, ii) actively engaging with employees on DEIB issues throughout the year through open Slack channels and all-hands conversations and through formal demographic reviews and reports on a biannual basis; iii) training and development through hiring manager training, workshops, Women of Color Leadership program, and DEI specific resource platform, and iv) employee resource groups for women, LGBTQ+ , BIPOC and support for other identity groups.
Non-Employee Director Compensation
Prior to June 2021, we did not have a formal policy to compensate our non-employee directors and did not pay any cash compensation to any of our non-employee directors. In connection with our IPO in June 2021, we implemented a formal policy pursuant to which our non-employee directors are eligible to receive the following cash retainers and equity awards:

Annual Retainer for Board Membership
Annual service on the board of directors	$30,000
Additional retainer lead director	$15,000
Additional retainer non-executive chair	$25,000
Additional Annual Retainer for Committee Membership
Annual service as member of the audit committee (other than chair)	$10,000
Annual service as chair of the audit committee	$20,000
Annual service as member of the compensation committee (other than chair)	$6,000
Annual service as chair of the compensation committee	$12,000
Annual service as member of the nominating and governance committee (other than chair)	$4,000
Annual service as chair of the nominating and governance committee	$8,000
Our policy provides that, upon initial election to our board of directors, each non-employee director will automatically be granted restricted stock units ("RSUs") with a value of $350,000 (the “Initial Grant”), based on the closing price of our common stock over the trailing 30-day period ending on the day immediately prior to the effective date of grant, to vest in equal annual installments over three years subject to continued service as a director through each applicable vesting date. Furthermore, on the date of each of our annual meetings of stockholders following the completion of this offering, each non-employee director who will continue as a non-employee director following such meeting (other than any such director who received an Initial Grant within the immediately the preceding three months) will be automatically granted an RSU grant with a value of $185,000 (the “Annual Grant”), based on the closing price of our common stock over the trailing 30-day period ending on the day immediately prior to the effective date of grant, to vest in full on the earlier of (i) the first anniversary of the grant or (ii) our next annual meeting of stockholders, subject to continued service as a director through the applicable vesting date. The Initial Grant and Annual Grant shall accelerate and vest in full upon a Sale Event as defined in our 2021 Stock Option Incentive Plan.
Employee directors receive no additional compensation for their service as a director.
Fiscal 2022 Non-Employee Director Compensation Table
The following table presents the total compensation for each person who served as a non-employee director in fiscal 2022. Other than as set forth in the table below, we did not pay any compensation or make any equity awards to our non-employee directors during fiscal 2022. During fiscal 2022, Mr. Tangney, our Chief Executive Officer, was a member of our board of directors, as well as an employee, and received no additional compensation for his services as a director. The compensation received by Mr. Tangney as Chief Executive Officer of the Company is presented in the “Executive Compensation—Summary Compensation Table” below. We reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board of directors or any committee thereof.

Name	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Kevin Spain (2)	$—	$39,000	$39,000
Gilbert Kliman, M.D. (2)	—	30,000	30,000
Kira Wampler	—	33,000	33,000
Regina Benjamin, M.D.	—	33,000	33,000
Tim Cabral	—	37,500	37,500
(1)No equity grants were issued to the non-employee directors in fiscal 2022. As of March 31, 2022, the number of shares subject to outstanding equity awards held by the non-employee directors was as follows: Mr. Spain: 0 shares subject to stock options; Dr. Kliman: 0 shares subject to stock options; Ms. Wampler: 531,600 shares subject to stock options; Dr. Benjamin: 421,138 shares subject to stock options; Mr. Cabral: 536,000 shares subject to stock options.
(2)The cash payments to Mr. Spain and Dr. Kliman are made directly to their employers, Emergence Capital Partners and InterWest Partners, respectively, on their behalf, pursuant to the policies of each such employer.

PROPOSAL TWO:
RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending March 31, 2023, and we are asking you and other stockholders to ratify this appointment. During fiscal 2022, Deloitte served as our independent registered public accounting firm.
Although ratification of the appointment of Deloitte is not required by our bylaws or otherwise, our board is submitting the appointment of Deloitte to stockholders for ratification as a matter of good corporate governance. A majority of the votes properly cast is required in order to ratify the appointment of Deloitte. In the event that a majority of the votes properly cast do not ratify this appointment of Deloitte, our audit committee will reconsider whether or not to retain Deloitte. Even if the appointment is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the stockholders.
We expect that representatives of Deloitte will attend the Annual Meeting, but given the audio-only nature of this Annual Meeting, they will not make a statement or respond to questions from stockholders at that time.
Audit Committee Charter and Practices on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
Our audit committee operates under the audit committee charter pursuant to which our audit committee must pre-approve all auditing services and non-audit services to be provided to the Company by independent auditors. Pursuant to the audit committee charter, the pre-approval requirement is waived for non-audit services if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act apply. Further, our audit committee may delegate authority to pre-approve non-audit services to the audit committee chair up to a dollar amount agreed upon by our audit committee, who shall report all pre-approval decisions to our audit committee at its next scheduled meeting.
Audit Fees
The following table sets forth the fees billed or to be billed by Deloitte and its affiliates for professional services rendered with respect to the years ended March 31, 2022 and 2021. All of these services were approved by our audit committee.

Fee Category	2022	2021
Audit Fees (1)	$1,525,999	$2,311,589
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	7,807	3,790
Total Fees	$1,533,806	$2,315,379
_____________
(1)Audit Fees consist of fees for professional services provided in connection with the audit of our consolidated financial statements, including reviews of our quarterly condensed consolidated financial statements and accounting consultations billed as audit services. This category also includes fees for services incurred in connection with our IPO.
(2)All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above. The other fees billed in both 2022 and 2021 were for the Company’s subscription to the Deloitte Accounting Research Tool, a web-based library of accounting and financial disclosure literature.
Recommendation of our Board
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MARCH 31, 2023.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD
The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Doximity specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.
This report is submitted by the audit committee of the board. The audit committee consists of the directors whose names appear below. None of the members of the audit committee is an officer or employee of Doximity, and the board has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable NYSE rules. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE.
The audit committee’s general role is to assist the board in monitoring the Company’s financial reporting process and related matters. The audit committee’s specific responsibilities are set forth in its charter.
The audit committee has reviewed the Company’s consolidated financial statements for the year ended March 31, 2022 and met with its management team, as well as with representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements. The audit committee also discussed with members of Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.
In addition, the audit committee received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed with members of Deloitte & Touche LLP its independence.
Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the board that the Company’s audited consolidated financial statements for the year ended March 31, 2022 to be included in its 2022 Annual Report.
Audit Committee
Tim Cabral (Chair)
Regina Benjamin
Kevin Spain

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers, including their ages, as of June 1, 2022. Our executive officers are appointed by, and serve at the discretion of, our board and each holds office until a successor is duly elected and qualified or until such officer’s earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Positions
Jeffrey Tangney	49	Chief Executive Officer and Director
Anna Bryson	32	Chief Financial Officer
Paul Jorgensen	52	Chief Revenue Officer
Information Concerning Executive Officers
In addition to Mr. Tangney, who serves as a director, our executive officers as of June 1, 2022 consisted of the following:
Anna Bryson. Ms. Bryson has served as our Chief Financial Officer since February 2021. From August 2017 to February 2021, Ms. Bryson served in various finance roles within our company, most recently as our VP of Strategic Finance, Financial Planning, and Analysis. Prior to joining our company, Ms. Bryson served as the founder and chief executive officer of ACB Capital, an investment advisory firm, from June 2012 to July 2017. Ms. Bryson holds both a B.A. and an M.A. in Philosophy, Politics, and Economics from the University of Oxford.
Paul Jorgensen. Mr. Jorgensen has been our Chief Revenue Officer since February 2022, after serving as our Senior Vice President leading our multi-market sales organization since 2017. Prior to Doximity, Mr. Jorgensen was Vice President of Enterprise Sales at One Medical Group and held several leadership positions at Epocrates, Inc. He received his B.A. from the University of Georgia.

EXECUTIVE COMPENSATION
Overview
Our executive compensation programs are designed to attract, motivate, incentivize and retain our executive officers, who contribute to our long-term success. Pay that is competitive, rewards performance and effectively aligns the interests of our executive officers with those of our long-term stockholders is key to our compensation program design and decisions. We structure our executive compensation programs to be heavily weighted towards long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.
As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. This section provides an overview of the compensation awarded to, earned by, or paid to each individual who served as our principal executive officer during fiscal 2022, our next two most highly compensated executive officers in respect of their service to our company for fiscal 2022, and one additional individual for whom disclosures would have been provided but for the fact that the individual was not serving as an executive officer at the end of fiscal 2022. We refer to these individuals as our named executive officers. Our named executive officers for fiscal 2022 are:
•Jeffrey Tangney, our Chief Executive Officer;
•Anna Bryson, our Chief Financial Officer;
•Paul Jorgensen, our Chief Revenue Officer; and
•Joseph Kleine, our former Chief Commercial Officer.
2022 Summary Compensation Table
The following table presents information regarding the compensation awarded to, earned by and paid to each individual who served as one of our named executive officers during fiscal years 2021 and 2022.

Name and Principal Position	Year	Salary ($)		Stock Awards ($) (1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(2)	Total ($)
Jeffrey Tangney, Chief Executive Officer	2022	240,000								3,388	243,388
	2021	240,000				20,868,314	(3)			204,634	21,312,948

Anna Bryson, Chief Financial Officer	2022	300,000						100,000	(5)	3,211	403,211
	2021	221,667	(4)			4,080,372		50,000	(5)	4,828	4,356,867

Paul Jorgensen, Chief Revenue Officer	2022	268,958	(6)	7,130,741	(7)	452,008	(8)	373,448	(9)	5,583	8,230,738

Joseph Kleine, Chief Commercial Officer, former	2022	300,000						735,938	(10)	6,290	1,042,228
	2021	293,750	(11)			322,790		643,087	(12)	4,000	1,263,627
_____________
(1)The amounts reported represent the aggregate grant date fair value of the stock and option awards granted to our named executive officers during the fiscal year, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock and option awards reported in this column are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022. The amounts reported in this column reflect the accounting cost for these stock and option awards and do not correspond to the actual economic value that may be received by our named executive officers upon the exercise of the stock options or any sale of the underlying shares of common stock.
(2)For fiscal 2022, the amounts reported represent a 401(k) matching contribution of $3,000 for each named executive officer, company contribution of $2,000 to health savings accounts for Messrs. Jorgensen and Kleine, and company-paid group life insurance premiums for each of Messrs. Tangney, Jorgensen and Kleine, and Ms. Bryson of $388, $583, $1,290, and $211, respectively.

(3)The amount reported reflects the grant date fair value of the stock option awarded to Mr. Tangney in fiscal 2021, as well as the expense incurred in fiscal 2021 as a result of the modification of the performance vesting conditions of his option to purchase 1,792,000 shares granted on March 29, 2018.
(4)The amount reported reflects increases to Ms. Bryson’s annual base salary from $200,000 to $260,000, effective January 1, 2021, and from $260,000 to $300,000, effective February 1, 2021.
(5)The amount reported reflects an annual bonus earned by Ms. Bryson upon the achievement of pre-established performance metrics.
(6)The amount reported reflects an increase to Mr. Jorgensen’s annual base salary from $265,000 to $300,000 effective February 16, 2022.
(7)Represents the grant date fair value of 62,593 restricted stock units which vest in 16 quarterly installments following February 15, 2022, 62,593 restricted stock units which fully vest on December 31, 2024, 25 restricted stock units which fully vested on November 15, 2021, and 25 restricted stock units which fully vested on February 15, 2022.
(8)Represents the grant date fair value of 44,000 stock options which vest in 48 monthly installments following May 1, 2021.
(9)The amount reported reflects commissions earned by Mr. Jorgensen in fiscal 2022 pursuant to his fiscal 2022 commission plan.
(10)The amount reported reflects commissions earned by Mr. Kleine in fiscal 2022 pursuant to his fiscal 2022 commission plan.
(11)The amount reported reflects an increase to Mr. Kleine’s annual base salary from $225,000 to $300,000, effective May 1, 2020.
(12)The amount reported reflects commissions earned by Mr. Kleine in fiscal 2021 pursuant to his fiscal 2021 commission plan.
Narrative to Summary Compensation Table
Base Salary
We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, which are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. During fiscal 2022, the annual base salaries for Messrs. Tangney, Jorgensen and Kleine, and Ms. Bryson were $240,000, $268,958, $300,000, and $300,000 respectively. Mr. Kleine served as our Chief Commercial Officer until February 2022, and he remains employed as an advisor. Mr. Jorgensen received an increase in his annual base salary in fiscal 2022, from $265,000 to $300,000 effective February 16, 2022.
Equity Compensation
Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture, and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and may grant equity incentive awards to them from time to time. During fiscal years 2022 and 2021, we granted equity awards to certain of our named executive officers, as described in more detail in the “Outstanding Equity Awards at Fiscal 2022 Year-End” table.
Incentive Compensation
During fiscal 2022, Ms. Bryson and Messrs. Kleine and Jorgensen earned incentive compensation on an annual basis in the aggregate amounts as set forth in the “Summary Compensation Table” above. During fiscal 2022, Ms. Bryson’s target annual bonus was equal to 33.3% of her base salary and was based upon achievement of both corporate and individual goals. Given their roles, Messrs. Kleine and Jorgensen did not participate in an annual bonus plan. Instead, in fiscal 2022, Messrs. Kleine and Jorgensen each participated in the Company’s 2022 Sales Compensation Plan, pursuant to which was eligible to earn incentive compensation based upon the achievement of specific bookings and cash receipt goals.
Health and Welfare Benefits
Our named executive officers, like all full-time employees, are eligible to participate in our health and welfare benefit plans on the same terms as all other full-time employees.
Perquisites
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we generally do not provide significant perquisites or other personal benefits to our executives, other than 401(k) matching contributions and life insurance premiums to certain of our executive officers, including our named executive officers.
401(k) Plan
We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis (the “401(k) Plan”). Participants in the 401(k) Plan are able to defer eligible compensation subject to applicable annual Internal Revenue Code limits. We provide a matching contribution of 100% of employee contributions up to $3,000 of compensation. The 401(k) Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan.
Employment Arrangements with Named Executive Officers
Offer Letters in Place During Fiscal 2022 for Named Executive Officers
We have entered into employment arrangements with our named executive officers, including some offer letters as described in more detail below. The offer letters provided for at-will employment, set forth each executive’s then-current annual base salary, eligibility for annual performance bonus, an initial grant of restricted stock and eligibility to participate in our benefits plans. Each named executive officer is subject to our confidentiality information, inventions assignment and arbitration agreements.
Jeffrey Tangney
In April 2010, we entered into an employment offer letter with Mr. Tangney for the position of Chief Executive Officer. The offer letter provides for Mr. Tangney’s at-will employment and sets forth his initial base salary, eligibility to receive an annual performance bonus, an initial grant of restricted stock and eligibility to participate in our benefit plans.
Anna Bryson
In February 2021, we promoted Ms. Bryson to her current position as Chief Financial Officer and entered into an amended employment offer letter with her, replacing her prior August 2017 employment offer letter. The amended offer letter provides for Ms. Bryson’s at-will employment and sets forth her base salary, a stock option grant, eligibility to receive an annual bonus and eligibility to participate in our benefit plans. Pursuant to Ms. Bryson’s amended offer letter, in the event of a Change in Control and termination of employment by us without Cause or by Ms. Bryson as a result of Constructive Termination within twelve months following the consummation of the Change in Control (as such capitalized terms are defined in the amended offer letter), then Ms. Bryson will receive acceleration of 100% of any of her outstanding and unvested equity, such that all equity will become vested and exercisable as of her date of separation.
Paul Jorgensen
In February 2022, we promoted Mr. Jorgensen to his current position as Chief Revenue Officer, replacing the terms of his prior employment arrangements. The terms for Mr. Jorgensen’s at-will promotion include an adjusted base salary, an equity grant, incentive compensation based on his sales targets, eligibility to receive an annual bonus and eligibility to participate in our benefit plans. We did not enter into a written offer letter setting forth these terms.
Joseph Kleine
In December 2015, we entered into an employment offer letter with Mr. Kleine for the position of Senior Vice President; Mr. Kleine then served as our Chief Commercial Officer until February 2022. The offer letter provided for Mr. Kleine’s at-will employment and set forth his initial base salary, eligibility to receive commissions, an initial stock option grant, and eligibility to participate in our benefit plans. Since Mr. Kleine stepped down from his role as Chief Commercial Officer, he has remained employed as an advisor.

Outstanding Equity Awards at 2022 Year-End
The following table provides information regarding outstanding equity awards held by our named executive officers as of the year ending March 31, 2022.

				Option Awards (1)				Restricted Stock Units
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Unearned Stock Units That Have Not Vested (#)	Market Value of Units That Have Not Vested ($)(2)
Jeffrey Tangney	6/21/16	5/7/21	(3)	83,333	16,667	0.60	6/20/26
	6/21/16	3/27/20	(4)	8,334	—	0.60	6/20/26
	3/29/18	3/29/18	(5)	—	1,792,000	0.97	3/28/28
	3/29/18	3/11/18	(6)	846,000	—	0.97	3/28/28
	2/16/21	4/1/22	(7)	—	3,750,000	8.26	2/15/31
Anna Bryson	5/15/19	5/15/19	(8)	1,040	2,912	1.50	5/14/29
	6/10/20	5/1/20	(8)	13,332	86,658	1.54	6/9/30
	6/10/20	5/1/20	(9)	3,332	21,668	1.54	6/9/30
	9/29/20	8/21/21	(8)	3,334	27,334	2.21	9/28/30
	12/22/20	8/21/22	(10)	—	80,000	4.12	12/21/30
	2/5/21	2/1/21	(7)	140,800	551,468	8.26	2/4/31
Joseph Kleine	3/19/18	3/19/18	(8)(11)	12,895	—	0.97	3/18/28
	2/13/19	2/28/19	(8)(11)	44,313	56,031	1.09	2/12/29
	2/13/19	3/27/20	(11)(12)	32,656	151,875	1.09	2/12/29
	6/10/20	5/1/20	(8)(11)(13)	29,800	75,200	1.54	6/9/30
	6/10/20	5/26/21	(11)(13)(14)	20,000	—	1.54	6/9/30
Paul Jorgensen	8/29/17	2/13/19	(15)	8,332	22,913	0.82	8/28/27
	8/29/17	3/27/20	(16)	10,415	49,992	0.82	8/28/27
	2/13/19	3/27/20	(17)	9,584	46,000	1.09	2/12/29
	8/28/19	8/28/19	(8)	2,293	7,787	1.50	8/27/29
	9/2/20	7/1/20	(8)	18,334	128,334	2.21	9/1/30
	5/7/21	5/1/21	(8)	3,666	34,834	12.56	5/6/31
	2/15/22	2/15/22	(18)	—	—	—	—	62,593	3,260,469
	2/15/22	2/15/22	(19)	—	—	—	—	62,593	3,260,469
_____________
(1)Unless otherwise described herein, each option grant is subject to the terms of our 2010 Plan and each stock unit is subject to the terms of our 2021 Plan.
(2)The market value of outstanding RSU awards was calculated by multiplying the number of shares shown in the Table by $52.09, which was the closing market price of Doximity common stock on March 31, 2022, the last trading day of our fiscal year.
(3)The shares subject to the stock option vest subject to a time-based and performance-based vesting schedule. The shares subject to the stock option vest 1/12th monthly starting May 7, 2021, the date that the Board determined Mr. Tangney met certain goals related to revenue, corporate governance and IPO readiness, and member engagement; vesting remains subject to the named executive officer’s continuous service relationship with the company through each applicable vesting date.
(4)The shares subject to the stock option vested subject to a time-based and performance-based vesting schedule. The shares subject to the stock option vested 1/12th monthly following the vesting commencement date and became exercisable upon the date that the board determined that the company-wide performance goals established for calendar year 2019 were achieved.
(5)This grant was made outside of the 2010 Plan as a retention grant to incentivize Mr. Tangney to lead us through achieving certain company goals and vests in full if, prior to September 30, 2022, either (i) the company completes a qualified initial public offering and the average daily closing price of the company’s common stock during the three-month period commencing on the first date of the fourth calendar month following the expiration of the post-IPO lock-up period exceeds $9.66 per share; or (ii) the company completes a liquidation event where the value of the company’s common stock in such transaction equals or exceeds $9.66 per share. The stock price target of $9.66 per share was based on an increase of ten times the price of the company’s common stock at the time the option was granted in 2018.
(6)This stock option was granted outside of the 2010 Plan. 1/48th of the shares subject to the stock option vest on a monthly basis following the vesting commencement date, subject to Mr. Tangney’s continuous service relationship with the company through each applicable vesting date.
(7)1/60th of the shares subject to the stock option vest on a monthly basis following the vesting commencement date, subject to the named executive officer’s continuous service relationship with the company through each applicable vesting date.
(8)1/48th of the shares subject to the stock option vest on a monthly basis following the vesting commencement date, subject to the named executive officer’s continuous service relationship with the company through each applicable vesting date.
(9)1/4th of the shares subject to the stock option vest on the first anniversary of the vesting commencement date and the remaining shares vest in 36 equal monthly installments thereafter, generally subject to the named executive officer’s continuous service relationship with the company through each applicable vesting date.
(10)1/48th of the shares subject to the stock option vest on a monthly basis following the fifth anniversary of Ms. Bryson’s hire date, August 21, 2022, subject to her continuous service relationship with the company through each applicable vesting date.

(11)In the event there is a change of control and we terminate Mr. Kleine’s employment other than for cause or Mr. Kleine terminates his employment with us as a result of a constructive termination, in either case within 12 months following the consummation of a change of control, 100% of the then-unvested shares subject to the option shall vest and become exercisable as of such termination date.
(12)The shares subject to this option vest in 48 equal monthly installments following the date that the target milestone related to the achievement of a certain annual contract value in fiscal 2020 was achieved, and subject to the named executive officer’s continuous service relationship with the company through each applicable vesting date.
(13)In the event that we terminate Mr. Kleine’s employment without cause, the then-unvested shares subject to the option that would have vested during the six months following Mr. Kleine’s termination will vest and become exercisable.
(14)The shares subject to this option shall fully vest upon the date that our board determines that certain target milestones related to our bookings plan have been achieved, subject to the named executive officer’s continuous service relationship with the company through each applicable vesting date. In the event that the target milestones are not achieved on or before March 31, 2021, or if the board does not otherwise determine to vest the option in whole or in part on or prior to June 30, 2021, the option shall expire.
(15)The shares subject to this option vest subject to a time-based and performance-based vesting schedule. The stock option vests in part upon the achievement of certain performance goals in 2018. Upon determination by the Board that such performance goals were met, the stock option vests in 48 equal monthly installments after February 13, 2019, subject to the Mr. Jorgensen’s continuous service relationship with the company through each applicable vesting date. The stock option was granted on August 29, 2017.
(16)The shares subject to this option vest subject to a time-based and performance-based vesting schedule. The stock option vests in part upon the achievement of certain performance goals in 2019. Upon determination by the Board that such performance goals were met, the stock option vests in 48 equal monthly installments after March 27, 2020, subject to the Mr. Jorgensen’s continuous service relationship with the company through each applicable vesting date. The stock option was granted on August 29, 2017.
(17)The shares subject to this option vest subject to a time-based and performance-based vesting schedule. The stock option vests in part upon the achievement of certain performance goals in 2020. Upon determination by the Board that such performance goals were met, the stock option vests in 48 equal monthly installments after March 27, 2020, subject to Mr. Jorgensen’s continuous service relationship with the company through each applicable vesting date. The stock option was granted on February 13, 2019.
(18)The shares subject to this restricted stock unit vest in 16 equal quarterly installments following February 15, 2022, subject to Mr. Jorgensen’s continuous service relationship with the company.
(19)The shares subject to this restricted stock unit vest in full on December 31, 2024, subject to Mr. Jorgensen’s continuous service relationship with the company on such vesting date.

EQUITY COMPENSATION PLAN INFORMATION
The following table shows certain information with respect to all of our equity compensation plans, including the 2010 Equity Incentive Plan (the “2010 Plan”), 2021 Employee Stock Purchase Plan (the “2021 ESPP”) and the 2021 Stock Option and Incentive Plan (the “2021 Plan”), in effect as of March 31, 2022, as well as shares that may be issued pursuant to warrants and options issued under arrangements outside of the 2010 Plan, 2021 ESPP, and the 2021 Plan.

	Equity Compensation Plan Information
Plan category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan (Excluding Securities Referenced in Column (a))
Equity compensation plans approved by security holders (1)	24,858,302	(2)	4.50	(3)	26,936,768	(4)
Equity compensation plans not approved by security holders	3,437,330	(5)	2.69		N/A
Total	28,295,632		4.28		26,936,768
_____________
(1)The 2021 Plan provides that the number of shares reserved and available for issuance under the 2021 Plan will automatically increase each April 1, beginning on April 1, 2022 and continuing through April 1, 2031, by 5% of the total number of shares of our Class A and Class B common stock issued and outstanding as of the immediately preceding March 31 or such lesser number of shares as determined by our compensation committee. The 2021 ESPP provides that the number of shares reserved and available for issuance under the 2021 ESPP will automatically increase each April 1, beginning on April 1, 2022 and continuing through April 1, 2031, by the lesser of 6,750,000 shares of our Class A common stock, 1% of the outstanding number of shares of our Class A common stock and Class B common stock on the immediately preceding March 31, or such lesser number of shares as determined by our compensation committee. As of March 31, 2022, a total of 23,011,660 shares of our Class A common stock have been reserved for issuance pursuant to the 2021 Plan, which number excludes the 9,619,921 shares that were added to the 2021 Plan as a result of the automatic annual increase on April 1, 2022. This number is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of Class A common stock and Class B common stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire, or are otherwise terminated, other than by exercise, under the 2021 Plan and the 2010 Plan will be added back to the shares of Class A common stock available for issuance under the 2021 Plan (provided, that any such shares of Class B common stock will first be converted into shares of Class A common stock). The Company no longer makes grants under the 2010 Plan. As of March 31, 2022, a total of 4,471,188 shares of our Class A common stock have been reserved for issuance pursuant to the 2021 ESPP, which number excludes the 1,923,984 shares that were added to the 2021 ESPP as a result of the automatic annual increase on April 1, 2022. This number is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.
(2)Includes 24,312,172 shares of Class B common stock issuable upon the exercise of outstanding options and 546,080 shares of Class A common stock issuable upon the vesting of restricted stock unit awards.
(3)As restricted stock unit awards do not have any exercise price, such units are not included in the weighted average exercise price calculation.
(4)As of March 31, 2022, there were 22,465,580 shares of Class A common stock available for grant under the 2021 Plan and 4,471,188 shares of Class A common stock available for grant under the 2021 ESPP.
(5)Includes shares of common stock issuable upon the exercise of outstanding options granted to Mr. Tangney outside of the 2010 Plan, as described in the Outstanding Equity Awards at 2022 Year-End table, shares of common stock issuable upon the exercise of warrants granted to U.S. News & World Report, L.P., and certain other non-plan issuances.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2022, for:
•each of our named executive officers for fiscal 2022;
•each of our directors;
•all of our directors and executive officers as a group; and
•each person known by us to be the beneficial owner of more than five percent of the outstanding shares of our Class A or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based percentage ownership of our common stock on 109,326,042 shares of our Class A common stock and 83,076,040 shares of our Class B common stock outstanding as of April 1, 2022. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 1, 2022 to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person. We have deemed shares of our common stock subject to restricted stock unit awards for which the service condition has been satisfied or would be satisfied within 60 days of April 1, 2022 to be outstanding and to be beneficially owned by the person holding the restricted stock unit awards for the purpose of computing the percentage ownership of that person. However, we did not deem these shares subject to stock options or restricted stock unit awards outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Doximity, Inc., 500 3rd St., Suite 510, San Francisco, CA 94107.

	Shares Beneficially Owned
	Class A		Class B §		Total Voting%†	Total Ownership% ±
	Shares	%	Shares	%
5% Stockholders:
Entities affiliated with Tangney Schweikert Family Trust (1)	—	*	44,203,330	53.2%	47.0%	28.8%
Entities affiliated with InterWest Partners X, L.P.(2)	—	*	8,556,998	10.3%	9.1%	7.3%
Entities affiliated with Emergence Capital Partners II, L.P. (3)	775,000	*	22,174,728	26.7%	23.7%	17.5%
Entities affiliated with Morgan Stanley (4)	7,757,914	7.1%	—	*	*	7.1%
Entities affiliated with T. Rowe Price Associates, Inc. (5)	16,265,852	14.9%	—	*	1.7%	14.9%
Entities affiliated with Whale Rock Capital Management LLC (6)	5,631,376	5.2%	—	*	*	5.2%
Named Executive Officers and Directors:
Jeffrey Tangney (7)	400,000	*	53,183,830	61.9%	55.0%	33.0%
Regina Benjamin (8)	—	*	182,918	*	*	*
Tim Cabral (9)	—	*	297,780	*	*	*
Gilbert Kliman (10)	449,960	*	8,556,998	10.3%	9.2%	7.6%
Kevin Spain (11)	801,532	*	22,174,728	26.7%	23.7%	17.5%
Kira Wampler (12)	—	*	382,714	*	*	*
Anna Bryson (13)	104,763	*	195,390	*	*	*
Paul Jorgensen (14)	186,588	*	76,705	*	*	*
Joseph Kleine (15)	441,760	*	168,292	*	*	*
All directors and executive officers as a group (8 persons) (16)	1,942,843	1.8%	85,051,063	97.7%	87.0%	44.8%
_____________
*Represents less than one percent (1%).
† Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class A common stock are entitled to one vote per share, and holders of our Class B common stock are entitled to ten votes per share.
§ The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.
± Percentage of total ownership represents 109,326,042 shares of Class A common stock outstanding, plus for each individual (or group), the Class B shares held by such individual (or group), Class A common stock exercisable within 60 days of April 1, 2022 and Class B common stock exercisable within 60 days of April 1, 2022. These rights to acquire Class A common stock or Class B common stock are deemed to be outstanding shares of Class A common stock and Class B common stock in calculating the total beneficial ownership and percentage of beneficial ownership of an individual (and the group) but are not deemed to be outstanding as of any other person.
(1)Consists of (i) 20,000,000 shares of Class B common stock held of record by Tangney Annuity Trust, LLC and (ii) 24,203,330 shares of Class B common stock held of record by Tangney Schweikert Family Trust. Mr. Tangney has sole voting power and sole dispositive power with respect to the shares held by Tangney Annuity Trust, LLC. Mr. Tangney and his wife, Claudia Schweikert, share voting and dispositive power over the shares held by Tangney Schweikert Family Trust.
(2)Beneficial ownership information is based on information contained in the Schedule 13G filed with the SEC on February 14, 2022. Consists of 8,556,998 shares of Class B common stock held by InterWest Partners X, L.P., or IWP X. InterWest Management Partners X, LLC, or IMP X, is the general partner of IWP X. Gilbert H. Kliman is the Managing Director of IMP X. Keval Desai and Khaled A. Nasr are Venture Members of IMP X. As such, each of IMP X, Gilbert H. Kliman, Keval Desai and Khaled A. Nasr may be deemed to beneficially own and share voting, investment, and dispositive power with respect to the shares held by IWP X. Each of IMP X, Gilbert H. Kliman, Keval Desai, and Khaled A. Nasr disclaims beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein, if any. The address for the IW10 is 467 First Street, Suite 201, Los Altos, California 94022.
(3)Consists of (i) 22,174,728 shares of Class B common stock held by Emergence Capital Partners II, L.P., or ECP II, and (ii) 775,000 shares of Class A common stock held by Emergence Capital Opportunity I, L.P, or ECO I. Emergence Equity Partners II, L.P., or EEP II, is the sole general partner of ECP II and may be deemed to beneficially own shares held by ECP II. Emergence Equity Partners VI, L.P., or EEP VI, is the sole general partner of ECO I, and may be deemed to beneficially own shares held by ECO I. Emergence GP Partners, LLC, or EGP, is the sole general partner of EEP II and the sole general partner of EEP VI, and may be deemed to beneficially own shares held by ECP II and ECO I. Kevin Spain is a partner of EEP II and shares voting and dispositive power over the shares held by ECP II. Mr. Spain is also a member of our board of directors, and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for ECPP II is 160 Bovet Road, Suite 300, San Mateo, California 94402.
(4)Beneficial ownership information is based on information contained in the Schedule 13G filed with the SEC on January 7, 2022 by Morgan Stanley. Consists of 7,757,914 shares of Class A common stock held of record by Morgan Stanley. Morgan Stanley has shared voting power over 7,384,927 shares and sole dispositive power over 7,757,914 shares. Morgan Stanley Investment Management Inc., is a wholly-owned subsidiary of Morgan Stanley and may be deemed to beneficially own shares held by Morgan Stanley. The address for Morgan Stanley is 1585 Broadway New York, NY 10036.
(5)Beneficial ownership information is based on information contained in the Schedule 13G/A filed with the SEC on March 10, 2022 by T. Rowe Price Associates, Inc., or Price Associates. Price Associates has sole voting power over 5,418,313 shares and sole dispositive power over 16,265,852 shares. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client's custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. Except as may be indicated if this is a joint filing with one of the registered investment companies sponsored by Price Associates which it also serves as investment adviser (“T. Rowe Price Funds”), not more than 5% of the class of such securities is owned by any one client subject to the investment advice of Price Associates. The address for Price Associates is 100 E. Pratt Street, Baltimore, MD 21202.
(6)Beneficial ownership information is based on information contained in the Schedule 13G/A filed with the SEC on February 14, 2022 by Whale Rock Capital Management LLC, or Whale Rock Capital. Whale Rock Capital has shared voting and dispositive power over 5,631,376 shares held by Whale Rock Flagship Master Fund, LP and certain investment limited partnerships, or collectively, Whale Rock Funds, for which Whale Rock Capital serves as investment manager. Whale Rock Capital, as investment manager to the Whale Rock Funds, and Alexander Sacerdote, as managing member and owner of Whale Rock Capital, may therefore be deemed to beneficially own shares held by Whale Rock Funds, insofar as they may be deemed to have the power to direct the voting or disposition of such shares. Each of Whale Rock Capital and Alexander Sacerdote disclaims beneficial ownership as to the shares held by the Whale Rock Funds, except to the extent of his or its pecuniary interests therein. The principal business address of each of Whale Rock Capital and Alexander Sacerdote is 2 International Place, 24th Floor, Boston, MA 02110.
(7)Consists of (i) 20,000,000 shares of Class B common stock held of record by Tangney Annuity Trust, LLC, (ii) 24,203,330 shares of Class B common stock held of record by Tangney Schweikert Family Trust, (iii) 6,171,666 shares of Class B common stock held of record by Mr. Tangney, (iv) 400,000 shares of Class A common stock held of record by Mr. Tangney and (v) 2,808,834 shares of Class B common stock subject to outstanding stock options that are exercisable within 60 days of April 1, 2022. Mr. Tangney has sole voting power and sole dispositive power with respect to the shares held by Tangney Annuity Trust, LLC. Mr. Tangney and his wife, Claudia Schweikert, share voting and dispositive power over the shares held by Tangney Schweikert Family Trust.
(8)Consists of 182,918 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 1, 2022.
(9)Consists of 297,780 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 1, 2022.
(10)Consists of (i) 449,960 shares of Class A common stock received from a distribution-in-kind from InterWest Partners X, LLC, and (ii) 8,556,998 shares of Class B common stock held by IWP X, as reflected in footnote (2) above. Dr. Kliman, a member of our board of directors, is a managing director of IMP X and shares voting power and investment power with respect to the securities held by IWP X. Dr. Kliman disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.
(11)Consists of (i) 22,174,728 shares of Class B common stock held by ECP II, and (ii) 26,532 shares of Class A common stock received from a distribution-in-kind from ECP II, and are held by The Spain-Goralnik Family Trust 12/7/12 and (iii) 775,000 shares of Class A common stock held by ECO I as reflected in footnote (3) above. Mr. Spain, a member of our board of directors, is a partner of EEP II and shares voting and dispositive power with regard to the shares directly held by ECP II. Mr. Spain disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(12)Consists of 382,714 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 1, 2022.
(13)Consists of (i) 104,763 shares of Class A common stock and (ii) 195,390 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 1, 2022.
(14)Consists of (i) 182,676 shares of Class A common stock, (ii) 76,705 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 1, 2022 and (iii) 3,912 shares of Class A common stock subject to RSUs that vest within 60 days of April 1, 2022.
(15)Consists of (i) 441,760 shares of Class A common stock and (ii) 168,292 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 1, 2022. Mr. Kleine ceased serving as an executive officer in February 2022.
(16)Consists of (i) 1,938,931 shares of Class A common stock beneficially owned by our current directors and executive officers, (ii) 81,106,722 shares of Class B common stock beneficially owned by our current directors and executive officers, (iii) 3,912 shares of Class A common stock subject to RSUs held by our current directors and executive officers that vest within 60 days of April 1, 2022, and (iv) 3,944,341 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 1, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Transactions
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements and indemnification arrangements, discussed, when required, in the sections titled “Executive Officers” and “Executive Compensation” the following is a description of each transaction since April 1, 2021 and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Stock Transfers
On April 21, 2021, the Tangney Schweikert Family Trust transferred 20,000,000 shares of our common stock to the Tangney Annuity Trust, LLC, a trust established for the benefit of Mr. Tangney’s family members, for no consideration.
Investors’ Rights Agreement
We are party to an investors’ rights agreement which provides, among other things, that certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. The parties to the investors’ rights agreement include Jeffrey Tangney, our Chief Executive Officer and a current director, and entities affiliated with Mr. Tangney and entities affiliated with InterWest Partners, Emergence Capital Partners, and Morgenthaler Ventures.
Other Transactions
We have entered into employment arrangements with our executive officers that, among other things, provide for certain compensatory and change in control benefits, as well as severance benefits. For a description of these agreements with our named executive officers, see the section titled “Executive Compensation.”
We have granted stock options and restricted stock unit awards for our common stock to our executive officers and certain of our directors. See the sections titled “Executive Compensation” and “Corporate Governance—Non-Employee Director Compensation” for a description of these options and restricted stock unit awards.
Limitation of Liability and Indemnification of Officers and Directors
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•any breach of their duty of loyalty to our Company or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•any unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, amended and restated bylaws and in indemnification agreements that we enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
We maintain insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Procedures for Approval of Related Party Transactions
Our audit committee charter provides that the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.
Certain of the transactions described above were entered into prior to the adoption of this policy. Accordingly, such transactions were approved by either the audit committee or the disinterested members of our board after making a determination that the transaction was executed on terms no less favorable than those that could have been obtained from an unrelated third party. Any related party transactions entered into after we adopted this policy were approved by our audit committee after making a determination that the transaction was executed on terms no less favorable than those that could have been obtained from an unrelated third party.

ADDITIONAL INFORMATION
Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for during fiscal year 2022, all required reports were filed on a timely basis under Section 16(a) other than a Form 4 filed by Ms. Bryson on November 11, 2021, and a Form 4 filed by Joseph Kleine on November 16, 2021 due to an inadvertent administrative error.
* * *
Our board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

doximity

DOXIMITY, INC.
500 3RD STREET
SUITE 510
SAN FRANCISCO, CA 94107

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 26, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DOCS2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 26, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Doximity, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received no later than July 26, 2022, to be voted at the annual meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D86414-P75628

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DOXIMITY, INC.

The Board of Directors recommends you vote FOR the following proposals:

	For All	Withhold All	For All Except
1. To elect Class I Directors to serve until the 2025 annual meeting of the stockholders and until his or her successor has been duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jeffrey Tangney
02) Kira Wampler

	For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending March 31, 2023.	☐	☐	☐

NOTE: The proxies may vote in their discretion upon any other matters as may properly come before the meeting or any adjournments, continuations or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D86415-P75628

DOXIMITY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

JULY 27, 2022 at 1:00 p.m. PT

The stockholder(s) hereby appoint(s) Jeffrey Tangney, Anna Bryson, and Jennifer Chaloemtiarana, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Doximity, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 p.m., Pacific Time on Wednesday, July 27, 2022, virtually at www.virtualshareholdermeeting.com/DOCS2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED (i) "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR; (ii) "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2023; AND (iii) IN THE DISCRETION OF THE PROXIES, UPON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, CONTINUATION OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE